UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2011
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Explanatory Note
     This Current Report on Form 8-K/A (the “Amendment”) updates information provided on a previous Current Report on Form 8-K dated February 8, 2011 (the “Original Form 8-K”) under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the annual meeting of the shareholders of Insteel Industries, Inc. (the “Company”) held on February 8, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future advisory votes on the compensation of the Company’s executive officers.
Item 5.07. Submission of Matters to a Vote of Security Holders
     As previously reported in the Original Form 8-K, a majority of the Company’s shareholders voted, on an advisory basis, to hold an advisory vote on the compensation of the Company’s executive officers every year. The Company has determined that it currently intends to include an advisory vote on the compensation of its executive officers in its proxy materials for each annual meeting of shareholders until the next advisory vote of shareholders on the frequency of future votes on the compensation of its executive officers, which will occur no later than the Company’s 2017 annual meeting of shareholders.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: June 21, 2011	By:	/s/ James F. Petelle
James F. Petelle
Vice President and Secretary